                                  Schedule 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant                      [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement             [ ]  Confidential, For Use of the
                                                  Commission  Only (as permitted
                                                  by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Under Rule 14a-12

                           AMB PROPERTY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)     Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2)     Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4)     Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5)     Total fee paid:

--------------------------------------------------------------------------------
[ ]     Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)     Amount previously paid:

--------------------------------------------------------------------------------
(2)     Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
(3)     Filing Party:

--------------------------------------------------------------------------------
(4)     Date Filed:

--------------------------------------------------------------------------------

April 7, 2000


Dear Stockholder:

        On March 31, 2000, we sent to you a copy of our Proxy Statement, inviting you to attend our 2000 Annual Meeting of Stockholders. The legend for the performance graph on page 16 of the Proxy Statement was inadvertently omitted from the printed version of the Proxy Statement. Please find enclosed a replacement page 16, which contains the appropriate legend for the performance graph.

        Our Annual Meeting will be held on May 5, 2000, at 9:00 a.m. California time, in the Colonnade Room at the Ritz Carlton Hotel located at 600 Stockton Street, San Francisco, California 94108. It is important that your shares be represented at the meeting. Whether or not you plan to attend, please complete and return your proxy card as promptly as possible.

                                                 Sincerely,

                                                 /s/ David S. Fries
                                                 ---------------------------
                                                 David S. Fries
                                                 Chief Administrative Officer,
                                                 Managing Director and Secretary

                                PERFORMANCE GRAPH

   As a part of the rules concerning executive compensation disclosure, we are obligated to provide a chart comparing the yearly percentage change in the cumulative total stockholder return on our Common Stock over a five-year period. However, since our Common Stock has been publicly traded only since November 21, 1997, such information is provided from that date through December 31, 1999.

   The following line graph compares the change in our cumulative stockholder return on shares of our Common Stock from our initial public offering at $21.00 per share on November 21, 1997 to December 31, 1999, to the cumulative total return of the Standard & Poor's 500 Stock Index and the NAREIT Equity REIT Total Return Index from November 30, 1997 to December 31, 1999. The line graph starts at November 21, 1997, the date that our shares of Common Stock commenced trading on the New York Stock Exchange; however, the beginning value of each of the NAREIT Equity Index and the S&P 500 Index is as of November 30, 1997, as each index is calculated only on a monthly basis. The graph assumes the investment of $100 in AMB Property Corporation and each of the indices and, as required by the Securities and Exchange Commission, the reinvestment of all distributions. The return shown on the graph is not necessarily indicative of future performance.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                         AMONG AMB PROPERTY CORPORATION,
                      S&P 500 INDEX AND NAREIT EQUITY INDEX


         MEASUREMENT PERIOD   AMB PROPERTY    NAREIT EQUITY
       (FISCAL YEAR COVERED)  CORPORATION         INDEX      S&P 500 INDEX
       ---------------------  -----------         -----      -------------

            11/21/97            100.0             100.0          100.0

            12/31/97            120.3             104.6          106.4

            12/31/98            111.8              86.3          136.8

            12/31/99            108.4              82.3          165.6



----------
(1) Beginning value of each of the NAREIT Equity Index and the S&P 500 Index is as of November 30, 1997, as each index is calculated only on a monthly basis.


                                       16